                                                                     EXHIBIT 3.3


                    AMENDMENT TO CERTIFICATE OF DESIGNATION,
                       PREFERENCES AND RIGHTS OF SERIES A
                    JUNIOR PARTICIPATING PREFERRED STOCK OF
                               QUANEX CORPORATION

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Quanex Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, HEREBY CERTIFIES THAT:

         1. By the Certificate of Designation of Series A Participating Preferred Stock filed as an exhibit to the Restated Certificate of Incorporation of Quanex Corporation on November 17, 1995 (the "Original Certificate"), the Corporation created a series of 150,000 shares of Preferred Stock without par value classified as Series A Junior Participating Preferred Stock (the "Junior Preferred").

         2. No shares of Junior Preferred have been issued.

         3. Pursuant to the authority conferred upon the Board of Directors of this Corporation by the Restated Certificate of Incorporation of the Corporation and by Section 151 of the General Corporation Law of the State of Delaware, the Board has authorized certain amendments to the Original Certificate as set forth in the following duly adopted resolutions of the Board:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, this Board approves and adopts the following amendments to the voting power, preferences and relative, participating, optional and other special rights of the Junior Preferred as set forth in the Certificate of Designation, Preferences and Rights filed as an exhibit to the Restated Certificate of Incorporation of Quanex Corporation on November 17, 1995 (the "Original Certificate") creating the Junior Preferred:

         I. Section 2 of the Original Certificate is amended to read as follows:

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred

Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.50 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after February 28, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         II. Section 6 of the Original Certificate is amended to read as follows:

         Section 6. Liquidation, Dissolution or Winding Up.

         (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the greater of 1000 times the exercise price per Right (as such term is defined in the Second Amended and
Restated Rights Agreement dated as of February   , 1999) or 1000 times the
payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a par share basis, respectively.

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         III. Section 7 of the Original Certificate is amended to read as follows:

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         IV. Section 12 of the Original Certificate is hereby added to read as follows:

         Section 12. Conversion. If the Corporation issues shares of Series A Junior Participating Preferred Stock, or fractions thereof pursuant to Section 11(a)(iii) of the Second Amended and Restated Rights Agreement dated April 15, 1999, between the Company and American Stock Transfer & Trust Co. as Rights Agent, and thereafter validly authorizes additional shares of Common Stock, the Corporation shall send written notice to each holder of one one-thousandth of a share of Series A Junior Participating Preferred Stock stating that the Corporation has authorized additional shares of Common Stock. Any holder of Series A Junior Participating Preferred Stock may, for a period of sixty days after receipt by the holder of such notice, require the Corporation to convert each one one-thousandth of a share of Series A Junior Participating Preferred Stock held by such holder into one share of Common Stock. To convert shares of Series A Junior Participating Preferred Stock to shares of Common Stock, the holder must send written notice of the holder's intent to convert such shares within sixty days after receipt of the written notice from the Corporation stating that the Corporation has increased the authorized number of shares of Common Stock, together with the stock certificates or certificates duly endorsed evidencing such Series A Junior Participating Preferred Stock. Upon receipt by the Corporation of timely notice from a holder of Series A Junior Participating Preferred Stock of his intent to convert his shares of Series A Junior Participating Preferred Stock into shares of Common Stock, together with the stock certificates or certificates duly endorsed evidencing such Series A Junior Participating Preferred Stock, the Corporation must issue one share of Common Stock for every one one-thousandth of a share of Series A Junior Participating Preferred Stock so converted. If the Corporation has not authorized a sufficient number of shares of Common Stock to allow the conversion of every one one-thousandth of a share of Series A Junior Participating Preferred Stock into one share of Common Stock with respect to which the Company receives valid requests for conversion, then each holder shall be entitled to the number of shares of Common Stock equal to the product of multiplying (i) the number of one one-thousandths of a share of Series A Junior Participating Preferred Stock with respect to which the holder has validly requested conversion by (ii) a fraction, the denominator of which is the number of outstanding one one-thousandths of a share of Series A Junior Participating Preferred Stock of the Company with respect to which the Company receives valid requests for conversion, and the numerator of which is the number of unissued, authorized shares of Common Stock of the Company.

         IN WITNESS HEREOF, Quanex Corporation has caused this Certificate to be signed by its duly authorized officer as of April 15, 1999..


                                        QUANEX CORPORATION

                                        By: /s/ VIREN M. PARIKH
                                            ------------------------------------
                                        Name:  Viren M. Parikh
                                             -----------------------------------
                                        Title: Corporate Controller
                                              ----------------------------------